Exhibit 10.56

                                OPTION AGREEMENT
                         TOCANTINZINHO PROJECT - BRAZIL
THIS  AGREEMENT  is  dated  for  reference  the  31st  day  of  July,  2003.
BETWEEN:
        DENNIS  MOORE  of  Privada  de  la  Ca  adita  8
        San  Miguel  de  Allende
        Guanajuato,  37700
        MEXICO
        and
        ALAN  CARTER  of  5688  Trafalgar  Street, Vancouver,
        British Columbia, V6N 1C3,
        Canada
        (hereinafter  referred  to  as  the  "Optionors")
                                                               OF THE FIRST PART
AND:
        STAR  RESOURCES  CORP., a company incorporated under
        the laws of the   Province of British  Columbia  and  having  its
        registered  office at 595 Howe Street, 10th Floor,  Vancouver,
        British  Columbia,  V6C  2T5
        (hereinafter  referred  to  as  the  "Optionee")
                                                              OF THE SECOND PART
WHEREAS:
A. Pursuant to a letter agreement (the "Garimpo Agreement") dated April 9, 2003 between Manoel da Concei o Pinheiro, Luis Francisco Feltrim and Lourival Viriato Mendon a (collectively, the "Owners") and the Optionors, the Optionors have the option to purchase 100% of certain mineral claims which constitute the Garimpo Mining License more particularly described in Schedule "A" attached hereto and forming part of this Agreement (the "Core Mineral Claims");
B. Pursuant to a letter agreement (the "Peripheral Claims Agreement") dated April 15, 2003 between Austral-AGS do Brasil Ltda and the Optionors, the Optionors have the option to purchase 100% of certain mineral claims which constitute claims adjacent to the Garimpo Mining License more particularly described in Schedule "B" attached hereto and forming part of this Agreement (the "Peripheral Claims Agreement");
C. The claims described in recitals A and B are collectively referred to in this agreement as the "Mineral Claims"; and
D. The Optionors desire to grant an option to purchase a 100% interest in the Mineral Claims to the Optionee and the Optionee is desirous of obtaining an option to purchase the interest upon the terms and subject to the conditions herein contained.

NOW THEREFORE in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.     GRANT

1.1 The Optionee and its employees and agents and any person duly authorized by the Optionee shall have the sole and exclusive right and option to:
     (a)  enter  upon  the  Mineral  Claims;

     (b) have exclusive and quiet possession thereof for the purposes of prospecting, exploration, development or other mining work;

     (c) do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may consider advisable;

     (d) bring upon and erect upon the Mineral Claims such mining facilities as the Optionee may consider advisable; and

     (e) remove from the Mineral Claims and sell or otherwise dispose of reasonable quantities of any mineral products derived therefrom, for the purpose of obtaining assays or making other tests.

The right and option given and granted under this Section 1 is hereinafter called the "working option".

2.     PAYMENTS  AND  COMMITMENTS

2.1 In order to maintain the working option in good standing and to earn the 100% interests in the Mineral Claims, the Optionee shall:
     (a)  make  the  following  cash  payments  to  the  Optionors:

          (i)  $75,000 on the "Closing Date" as defined later in this agreement;

          (ii)  $30,000  6  months  from  the  Closing  Date;

          (iii)  $40,000  12  months  from  the  Closing  Date;

          (iv)  $40,000  24  months  from  the  Closing  Date;

          (v)  $130,000  36  months  from  the  Closing  Date;  and

          (vi)  $150,000  48  months  from  the  Closing  Date.

     (b) incur at least $1,000,000 in exploration work ("Qualified Expenditures") on or for the benefit of the Mineral Claims, of which $300,000 shall be expended prior to the first anniversary of the Closing Date. "Qualified Expenditures" shall refer to payments incurred for exploration and development activities directed towards disclosure and definition of an ore body on the property, including payments required to maintain the claims and Underlying Agreements in good standing, the payments under the Consulting Agreement set out in Schedule "D" and the payments referred to in section 2.1(a).

     (c) issue 2,600,000 fully paid shares of the Optionee to the Optionors on the following basis:

          (i)  1,100,000  shares  on  the  Closing  Date;

          (ii)  200,000  shares  6  months  from  the  Closing  Date;

          (iii)  200,000  shares  12  months  from  the  Closing  Date;

          (iv)  200,000  shares  24  months  from  the  Closing  Date;

          (v)  200,000  shares  36  months  from  the  Closing  Date;  and

          (vi)  700,000  shares  48  months  from  the  Closing  Date.

          If there shall, prior to the issuance of any of the shares hereunder, be any reorganization of the authorized capital of the Optionee by way of consolidation, merger, subdivision, amalgamation or otherwise, then there shall automatically be an adjustment in the number of shares of the Company which may be issued hereunder by corresponding amounts so that the rights of the Optionors hereunder shall thereafter be equivalent to those originally granted hereunder.

     (d) The Optionee will, of and from the Closing Date, assume all obligations of the Optionors relating to the Owners and the Mineral Claims (including without limitation, the obligations of the Optionors under the Garimpo Agreement and the Peripheral Claims Agreement (collectively, the "Underlying Agreements"). Furthermore, in the event that the Optionee elects to terminate this Option Agreement, it may do so subject to section 8 and section 3(a), (b) and (c) but shall terminate with at least 15 days advance notice of payment due dates that pertain to the Garimpo Agreement and the Peripheral Claims Agreement.

2.2 The payments, expenditures and share issuances, except for the payments described in paragraph 2.1(a)(i), 2.1(c)(i) and the expenditure of $300,000 prior to the first anniversary of the Closing Date, are optional and the Optionee shall not be obliged to make or incur them.

3.     ACQUISITION  OF  INTEREST

3.1 Upon completion of the payments pursuant to paragraph 2.1(a), completion of the exploration work specified in paragraph 2.1(b) and delivery of the shares pursuant to paragraph 2.1(c), the Optionee shall have earned 100% of the Optionors' interest in and to the Mineral Claims subject to any ongoing obligations under the underlying agreement and subject to the royalty (the "Royalty") described in Schedule "C" attached hereto.

4.     CLOSING  AND  CONDITIONS  THERETO

4.1 The Closing of this agreement shall occur at 2:00 p.m. Vancouver time on the 2nd business day (the "Closing Date") following the satisfaction of the conditions set out in Section 4.3 hereof at the registered office of the Company.

4.2 At the Closing, the Optionee will deliver to the Optionors the funds and shares described in Section 2.1(a)(i) and 2.1(c)(i).

4.3 The Closing of this agreement shall be conditional upon the following, which are conditions for the sole benefit of the Optionee and which the Optionee undertakes to diligently and with reasonable haste attempt to satisfy, namely:
     (a)  the  acceptance  of  the  TSX  Venture Exchange of this agreement; and

     (b) the completion of legal and technical due diligence on the Mineral Claims to the satisfaction of the Optionee. If the conditions are not satisfied by August 31, 2003 or such other date acceptable to the Optionors and the Optionee, this agreement shall be terminated and of no further force and effect.

5.     ADDITIONAL  MINERAL  CLAIMS

5.1 The Optionee wishes to have the opportunity to examine and possibly acquire additional mineral interests in the Tapajos Region of Brazil and accordingly, the Optionors agree that any additional properties within the Tapajos Region which become known to or are acquired by the Optionors will first be offered to the Optionee for acquisition.

6.     COVENANTS  OF  OPTIONEE

6.1  During  the  currency  of  this  Agreement,  the  Optionee  shall:

     (a) keep the Mineral Claims free and clear of all liens, charges and encumbrances; comply with all applicable laws, rules and regulations; and carry out operations in a good and workmanlike manner in accordance with generally accepted mining practice;

     (b) maintain the Mineral Claims and the Underlying Agreements in good standing;

     (c) not breach or fail to fulfil, perform or observe the terms and conditions of or pertaining to the licenses comprised in the Mineral Claims;

     (d) provide to the Optionors within 30 days of the end of each calendar quarter during which any Qualified Expenditures have been incurred comprehensive written reports showing the operations carried out and the results obtained and detailing the Qualified Expenditures incurred together with evidence of payment thereof. The Optionors shall at all reasonable times have access to the Mineral Claims, provided that the Optionors will not interfere with the Optionee's operations hereunder. The Optionors will have the right from time to time on reasonable notice to the Optionee to audit and make copies of the books and records of the Optionee which are relevant to Qualified Expenditures; and

     (e) indemnify and save harmless the Optionors from and against any and all claims, debts, demands, suits, actions and causes of action whatsoever which may be brought or made against the Optionors by any person, firm or corporation and all loss, costs, damages, expenses and liabilities which may be suffered or incurred by the Optionors arising out of or in connection with or in any way referable to, whether directly or indirectly, the entry on, presence on, or activities on the Mineral Claims or the approaches thereto by the Optionee or its servants or agents including without limitation bodily injuries or death at any time resulting therefrom or damage to property.

     (f) The Optionee will retain Dennis Moore as a consultant in accordance with the Consulting Agreement attached as Schedule "D".

7.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  OPTIONORS

7.1  The  Optionors  make  the  following  representations and warranties to the
     Optionee:

     (a) To the best of the knowledge of the Optionors, each of the Mineral Claims has been validly located, filed and recorded in compliance and are in good standing with the laws of the Brazil and the State of Para as they relate to location and recordation of such claims;

     (b) The Underlying Agreements are in good standing and are valid and enforceable in accordance with their respective terms; and

     (c) The Optionors have the sole and complete power to deal with the Underlying Agreements and Mineral Claims as herein contemplated.

7.2 The representations and warranties of the Optionors are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the acquisition of the Mineral Claims by the Optionee. The Optionors will indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition contained in this Agreement. The Optionors acknowledge and agree that the

     Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Optionee or its officers, directors or professional advisors shall limit or extinguish the right to indemnity hereunder

8.     TERMINATION  PRIOR  TO  ACQUISITION  OF  MINERAL  CLAIMS

8.1 Subject to paragraph 2.2, this Agreement may be terminated prior to exercise of the option by 60 days notice in writing from the Optionee to the Optionors;

8.2     This  agreement  will  terminate:

     (a)  subject  to  section  10,  upon  default  by  the  Optionee;

     (b) if the Optionee becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy Act (Canada) or any comparable law, seeks protection or relief under the Companies Creditors Arrangement Act (Canada) or under any bankruptcy, insolvency or analogous law, is adjusted bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such a petition; or

     (c)  if  the  Optionee does not exercise the option as described in section
     3.1

8.3 If the Option is terminated pursuant to this section, the Optionee shall within 30 days:

     (a) deliver to the Optionors copies of all of the non-interpretative reports, maps, plans, photographs, digital data and drill logs of the Optionee relating to the Mineral Claims, provided that the Optionee does not make any representation or warranty concerning the accuracy or completeness thereof;

     (c) leave the working and camp site in a clean and environmentally acceptable condition; and

     (d) fulfill all reclamation obligations required by Brazilian law arising out of the Optionee's activities on the Mineral Claims.

     (e) deliver to the Optionors, documents of transfer of any exploration licenses which the Optionee may have acquired underlying the area covered by the Mineral Claims.

9.     FORCE  MAJEURE

9.1 If the Optionee is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. The Optionee, insofar as is possible, shall promptly give written notice to the Optionors of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionors as soon as such cause ceases to subsist.

10.     DEFAULT

10.1 If the Optionee should be in default in performing any requirement herein set forth, the Optionors shall give written notice to the Optionee specifying the default and the Optionee shall not lose any rights granted under this Agreement, unless, within 60 days after the giving of a notice of default by the Optionors, the Optionee has failed to take steps to cure the default by the appropriate payment or performance the Optionee hereby agreeing that should it so commence to cure any defect it will prosecute the same to completion without undue delay); and if the Optionee fails to take reasonable steps to cure any such default, the Optionors shall be entitled thereafter to terminate this Agreement and the provisions of paragraph 8 shall then be applicable.

11.     NOTICE

11.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by hand or if emailed with delivery receipt requested addressed as follows:

                     DENNIS MOORE of Privada de la Ca adita 8 San Miguel de Allende
                     Guanajuato,  37700
                     MEXICO
                     Email:     doctorlloyd@yahoo.com
                     and
                     ALAN  CARTER  of  5688  Trafalgar  Street,
                     Vancouver,  British  Columbia,  V6N  1C3,  Canada
                     Email:     explogeo4@yahoo.com

and  in  the  case  of  the  Optionee  addressed  as  follows:

                     STAR  RESOURCES  CORP.
                     595  Howe  Street,  10th  Floor
                     Vancouver,  British  Columbia  V6C  2T5
                     Email:     leendertkrol@aol.com

with  a  copy  to:

                     DuMoulin  Black
                     595  Howe  Street,  10th  Floor
                     Vancouver,  British  Columbia  V6C  2T5
                     Attention:     Mr.  Brian  C.  Irwin
                     Email:     birwin@dumoulinblack.com

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered or if emailed, on the next business day after the date of receipt by the sender of the delivery receipt message. Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

12.     OPTION  ONLY

12.1 This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts, or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment. If this Agreement is terminated the Optionee shall not be bound thereafter in debt, damages or otherwise under this Agreement save and except as provided for in paragraph 8 and with respect to obligations arising from termination; and all payments theretofore paid by the Optionee shall be retained by the Optionors in consideration for entering into this Agreement and for the rights conferred on the Optionee thereby.

13.     PAYMENTS

13.1 All amounts referred to under this agreement shall be in United States Dollars. Any payments to the Optionors which the Optionee may make under the terms of this Agreement shall be paid to Dennis Moore on behalf of the Optionors and shall be immediately available in United States funds and shall be deemed to have been well and sufficiently made in timely manner if cheques payable to the Optionors are mailed to the Optionors at the address stipulated for receiving notices hereunder by prepaid registered mail from a point in Canada or the United States on or before the date such payment is to be made.

14.     FURTHER  ASSURANCES

14.1 The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

15.     TIME  OF  ESSENCE

15.1     Time  shall  be  of  the  essence  of  this  Agreement.

16.     TITLES

16.1 The titles to the respective paragraphs hereof shall not be deemed as part of this Agreement but shall be regarded as having been used for convenience only.

17.     SUCCESSORS  AND  ASSIGNS

17.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns provided any such assignee agrees in writing to be bound by the terms of this Agreement and provided that any assignee shall be required the prior written consent of the non-assigning party, such consent not to be unreasonably withheld. The Optionee shall not require the consent of the Optionors to assign its interest hereunder to a wholly owned subsidiary of the Optionee.

18.     GOVERNING  LAW

18.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

19.     PRIOR  AGREEMENTS

19.1 This Agreement supersedes and replaces all prior agreements between the parties hereto with respect to the Mineral Claims, which said prior agreements shall be deemed to be null and void upon the execution hereof.

IN WITNESS WHEREOF the parties have hereunto to have effect, caused their common seal(s) to be affixed in the presence of their proper officers duly authorized in that regard the day and year first above written.

STAR  RESOURCES  CORP.

Per:     /s/  Brian  C.  Irwin
         ---------------------
         Authorized  Signatory

SIGNED,  SEALED  AND  DELIVERED
BY  DENNIS  MOORE  in  the  presence  of:

---------------------
Name
                                             /s/  Dennis  Moore
                                             --------------------
                                             DENNIS  MOORE
Address


Occupation

SIGNED,  SEALED  AND  DELIVERED     )
BY  ALAN  CARTER  in  the  presence  of:

-----------------------
Name
                                             /s/  Alan  Carter
                                           -------------------
                                              ALAN  CARTER
Address


Occupation

                                  SCHEDULE "A"
REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 31ST DAY OF JULY, 2003 BETWEEN DENNIS MOORE AND ALAN CARTER AND STAR RESOURCES CORP.

                                 MINERAL CLAIMS

     Garimpo gold Licenses located in the Municipality of Itaituba, State of Para, Brazil and registered under DNPM Numbers 854.442/95 to 854.521/95 inclusive and covering an area of 4,000 Hectares.

                                  SCHEDULE "B"
REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 31ST DAY OF JULY, 2003 BETWEEN DENNIS MOORE AND ALAN CARTER AND STAR RESOURCES CORP.

     Exploration Licenses located in the Municipality of Itaituba, State of Para, Brazil and registered under DNPM Numbers 850.196/2003, 850.197/2003 and 850.198/2003 covering an area of 24,275 Hectares.

                                  SCHEDULE "C"
REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 31ST DAY OF JULY, 2003 BETWEEN DENNIS MOORE AND ALAN CARTER AND STAR RESOURCES CORP.

                               ROYALTY PROVISIONS

1.01. Star Resources Corp. ("Star") hereby grants to Dennis Moore and Alan Carter (the "Royalty Holders") participation in the future revenues derived from sales of gold (in whatever form and whether or not incorporated into other products), mined from the Tocantinzinho Project (the "Royalty"). The Royalty shall be payable, in United States dollars by Star to Dennis Moore on behalf of the Royalty Holders and their heirs, successors and assigns on or by the 60th day after the end of each fiscal quarter.

     The Royalty for each fiscal quarter with respect to sales of gold mined from the Tocantinzinho Project will be calculated as follows:

     (XG)  MULTIPLIED  BY  (Z%)

Where:

          XG = The number of ounces of gold sold by Star for which Star has received payment in full during the immediately preceding fiscal quarter multiplied by the Average Gold Price for such fiscal quarter

          Z = 2.5, if the Average Gold Price for such fiscal quarter is less than $400 per ounce;

          2.75, if the Average Gold Price for such fiscal quarter is equal to or greater than $400 and less than $450 per ounce;

          3.0, if the Average Gold Price for such fiscal quarter is equal to or greater than $450 per ounce and less than $500 per ounce; or

          3.5, if the Average Gold Price for such fiscal quarter is equal to or greater than $500 per ounce.

     Notwithstanding any provision to the contrary in this Section 1.01, the Parties hereby agree and acknowledge that (a) Star shall not, by reason only of this Section 1.01, be obligated to develop or exploit, or to cause the development or exploitation of, the Tocantinzinho Project, or otherwise to cause Star to sell, at any particular time or in any particular amounts, gold mined from the Tocantinzinho Project.

1.02. Default Interest. Star hereby agrees that any amounts due to the Royalty Holders pursuant to Section 1.01 and not paid within 60 days following the end of such fiscal quarter shall accrue interest at the Base Rate plus 3.0% per annum.

1.03.     Definitions.  The  following  terms shall have the following meanings:

     "Average Gold Price" means, with respect to any fiscal quarter, the average of the London P.M. Gold Price Fixes, if any, for each day during such fiscal quarter.

     "Base Rate" means, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by Citibank N.A. in New York, New York, from time to time, as Citibank N.A.'s base rate.

     "London P.M. Gold Price Fixes" means, for any day, with respect to (a) gold from concentrate, the London final gold prices for such day as published in Platt's Metals Week (or, if such publication is no longer available, such other leading publication for London gold prices as may be determined by Star in its reasonable discretion); and (b) gold from dore , the fixing per fine troy ounce (in U.S. dollars) for gold as announced at the afternoon London Gold Fixing for such day; provided that, if (a) the afternoon London Gold Fixing shall not have occurred for such day, the "London P.M Gold Price Fixes" for gold from dore for such day shall be the fixing price per fine troy ounce (in U.S. dollars) for gold as announced at the morning London Gold Fixing for such day; and (b) the London Gold Fixing shall no longer be a leading indicator of gold prices, such other index as may be selected by Star in its reasonable discretion shall be used to determine the "London P.M. Gold Price Fixes" for purposes of this Agreement.

                                  SCHEDULE "D"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 31ST DAY OF JULY, 2003 BETWEEN DENNIS MOORE AND ALAN CARTER AND STAR RESOURCES CORP.

                              CONSULTING AGREEMENT


                          CONSULTING SERVICES AGREEMENT

THIS  AGREEMENT  made  as  of  the  31st  day  of  July,  2003.

BETWEEN:

              DENNIS  MOORE
              Recreo  21A,  San  Miguel
              Allende,  Guanajuato,  37700,  Mexico

              (hereinafter  called  the  "Consultant")

                                                               OF THE FIRST PART

AND:

              STAR  RESOURCES  CORP.
              c/o  10th  Floor,  595  Howe  Street
              Vancouver,  British  Columbia
              V6C  2T5

             (hereinafter  called  the  "Company")

                                                              OF THE SECOND PART

WHEREAS:

A The Company is desirous of engaging the Consultant, and the Consultant is ready, willing and able, to carry out and provide advisory and consulting services (the "Work") on the terms and conditions, herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and of the sums herein provided to be paid by the Company to the Consultant, and of the mutual covenants and undertakings to be performed hereunder, the parties agree as follows:

                                    ARTICLE I
                    AGREEMENT TO PROVIDE CONSULTING SERVICES

1.01 The Consultant will carry out the Work for the Company in the areas and the rates described in Schedule "A" hereto for a period of 18 months, subject to adjustment as described in Section 5.01 hereof.

1.02 The Consultant will carry out the Work in consultation with and under the direction of Leendert G. Krol, President of the Company and covenants to conduct the Work in a businesslike manner, in keeping with professional practices in the industry and in a safe and lawful manner.

                                   ARTICLE II
                                    REPORTING

2.01 The Consultant will, if required, provide the Company with regular progress reports, in such form as the Company may reasonably require. All reports and copies thereof are to be directed to the attention of:

               Leendert G. Krol,  President
               3603  East  2nd  Avenue
               Denver,  Colorado  80206
               Telephone:  (303)  339-3597

2.02 The information contained in such reports will be the exclusive property of the Company.

2.03 The reports and advice of the Consultant are not offered, and will not be used by the Company for purposes of inducing investment to be made in the Company unless the consent of the Consultant thereto is first given.

                                   ARTICLE III
                                 INDEMNIFICATION

3.01 In the event the Company shall use the advice or report(s) of the Consultant in any way as an inducement or representation to others to rely thereon without the prior consent of the Consultant and such holding out or representation or inducement shall become the subject of any claim for any loss, demand, cost, damage, action, suit or proceeding whatsoever, the Company covenants to indemnify and save the Consultant harmless therefrom, it being understood that such indemnification shall survive termination of this Agreement for a period of two years.

                                   ARTICLE IV
                                    ACCOUNTS

4.01 The Consultant shall within fifteen (15) days after the end of each month during which the Work is performed provide the Company with receipts and vouchers for out-of-pocket and other expenses incurred and materials supplied by the Consultant under, and in accordance with, this Agreement during the period to which such statement relates.

4.02 The Company shall, within fifteen (15) days of receipt at its Houston office (address below) of each itemized statement of account furnished by the Consultant, pay the Consultant all costs and charges on disbursements shown in such itemized statement of account.

          2000  South  Dairy  Ashford,  Suite  510
          Houston,  Texas  77077

                                    ARTICLE V
                                   TERMINATION

5.01 The term of this agreement shall be 18 months provided that if the Company, during the 18 month period, terminates its option to purchase the Tocantinzinho Project, the Company may concurrently terminate this agreement.

5.02 The Company shall be liable to pay the Consultant for all Work undertaken and expenses incurred by the Consultant to the effective date of termination, it being understood that, if the Company has/have requested the Consultant to engage any person expressly for the Work and such person's engagement is terminated as a result of operation of this Subsection, the Company shall be responsible for the employment severance cost of such person to the Consultant.

                                   ARTICLE VI
                                   ASSIGNMENT

6.01 The Consultant shall not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

                                   ARTICLE VII
                           AMENDMENT OF THIS AGREEMENT

7.01 The terms and conditions of this Agreement may be altered only by written form of amendment duly executed by both parties hereto.

                                  ARTICLE VIII
                                     NOTICE

8.01 Any notice required or permitted to be given hereunder by any party shall be deemed to have been given on the day such notice is delivered in writing to the addresses as set out in the front page of this Agreement or, if verbal, when communicated personally or by telephone or by email to the party to whom it is directed and confirmed in writing delivered within three days; written notice shall be directed to the address of such party herein before set out or such other address of which written notice may be given from time to time; notice sent by registered mail will be deemed to have been delivered at the earlier of the time when the receipt thereof is signed by the addressee and seventy-two (72) hours after the posting thereof in any Post Office.

                                   ARTICLE IX
                                  FORCE MAJEURE

9.01 If any party is prevented or delayed from performing any of the obligations on its part to be performed hereunder by reason of force majeure, including but not limited to Act of God, strike, threat of imminent strike, fire, flood, war, insurrection or riot, mob violence or requirement or regulation of government which cannot be overcome by reasonable and lawful means and the use of the facilities normally employed in performing such obligation, then and in any such event, and so often as the same shall occur, any such failure to perform shall not be deemed a breach of this Agreement and the performance of any such obligation shall be suspended during the period of disability. The parties agree to use all due diligence to remove such causes of disability as may occur from time to time.

                                    ARTICLE X
                         CONFIDENTIALITY OF INFORMATION

10.01 The Consultant shall take all reasonable precautions to ensure that he and his employees, if any, keep confidential any information concerning the Work carried out under this Agreement and, without limiting the generality of the foregoing, shall instruct his employees and mark as confidential any and all information relating to the project or the Company's programs with respect thereto and shall prohibit access by any other persons to the information in the absence of written permission for such access by the Company.

                                   ARTICLE XI
                                 APPLICABLE LAW

11.01 This Agreement shall be governed by and any dispute arising hereunder shall be determined in accordance with the laws of the Province of British Columbia.

                                   ARTICLE XII
                                    DISPUTES

12.01 Any dispute between the parties concerning any matter or thing arising from this Agreement shall be referred to a mutually agreeable professional who is knowledgeable in the mining industry.

12.02 The decision of the professional referred to in Subsection 12.01 shall be final and binding upon the parties.

12.03 Failing agreement on appointment of a professional under Subsection 12.01, any disagreement or dispute shall be resolved by resort to law and shall be referred to the jurisdiction of the Courts of the State of Texas.

                                  ARTICLE XIII
                                OTHER AGREEMENTS

13.01 This Agreement constitutes the complete agreement between the Consultant and the Company and with respect to subject matter treated herein and shall not be varied in its terms by oral agreement, representation or otherwise except an instrument or instruments in writing dated subsequent to the date hereof and executed by the duly authorized representatives of the Consultant and the Company, and this Agreement supercedes all prior agreements, memoranda, correspondence, communication, negotiations or representations, whether oral or written, express or implied, between the parties with respect to the subject matter.

                                   ARTICLE XIV
                                    ENUREMENT

14.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have hereunto to have effect, caused their common seal(s) to be affixed in the presence of their proper officers duly authorized in that regard the day and year first above written.

STAR  RESOURCES  CORP.

Per:       /s/  Brian  C.  Irwin
         -----------------------
         Authorized  Signatory
SIGNED,  SEALED  AND  DELIVERED
BY  DENNIS  MOORE  in  the  presence  of:


Name
                                        /s/  Dennis  Moore
                                        --------------------
                                        DENNIS  MOORE
Address


Occupation

                                  SCHEDULE "A"

                               Description of Work

The Consultant shall be engaged as a consultant to the Company to assist the Company under the direction of Leendert G. Krol, President, in connection with the exploration and development of the Tocantinzinho Project and the acquisition of additional properties in the Tapajos region of Brazil.

                         Schedule of Consultant's Rates

Fees         US$7,000  per  month.

Expenses The Company will reimburse the Consultant for all reasonable expenses properly incurred with prior written authorization of the Company.

Finder's Fee If as a direct result of the activities of the Consultant the Company or any of its subsidiaries completes an acquisition of additional mineral interests in the Tapajos Region of Brazil, the Company will grant to the Consultant an option to purchase not less than 100,000 shares of the Company for a five year period at the market price at the time of grant of the option.